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                                                                   EXHIBIT 23.1

                          ASCEND COMMUNICATIONS, INC.

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 24, 1997, except Note 10 as to which the date is February 14, 1997, in the Registration Statement (Form S-4) and related Prospectus/Consent Solicitation of Ascend Communications, Inc. for the registration of 1,350,000 shares of its common stock.

                                                          /s/ Ernst & Young LLP
                                                              Ernst & Young LLP

Walnut Creek, California
February 28, 1997